UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2004

To our stockholders:

Notice is hereby given that the 2004 annual meeting of stockholders of Trex Company, Inc. will be held at Hampton Inn, 1204 Berryville Avenue, Winchester, Virginia, on Wednesday, April 28, 2004, at 9:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect three directors of Trex Company;

2.	to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2004 fiscal year; and

3.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 12, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend this meeting.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the enclosed proxy card in the self-addressed envelope that we have included for your convenience. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the proxy card. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Lynn E. MacDonald

Secretary

Dated:  March 26, 2004

TREX COMPANY, INC.

160 Exeter Drive

Winchester, Virginia 22603-8605

Annual Meeting of Stockholders

April 28, 2004

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Trex Company, Inc. for use at Trex Company’s 2004 annual meeting of stockholders to be held at Hampton Inn, 1204 Berryville Avenue, Winchester, Virginia, on Wednesday, April 28, 2004, at 9:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

Trex Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Trex Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Trex Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. Trex Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at Trex Company’s offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to Trex Company’s stockholders on or about March 26, 2004.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

Shares of Trex Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the three director nominees to Trex Company’s board of directors and FOR the proposal to ratify the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2004 fiscal year. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A vote through the Internet or by telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A stockholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Trex Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a stockholder’s prior Internet or telephone vote or the stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 12, 2004 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of March 12, 2004, there were 14,708,608 shares of common stock outstanding.

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Trex Company’s independent auditors. An abstention from voting on this proposal will have the same effect as a vote against the proposal.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Stockholders and Other Information

A copy of Trex Company’s annual report to stockholders for the 2003 fiscal year accompanies this proxy statement. Trex Company is required to file an annual report on Form 10-K for the 2003 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the 2003 Form 10-K, without exhibits, by writing to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. The annual report on Form 10-K is also available through Trex Company’s web site at http://www.trex.com. The annual report to stockholders and the Form 10-K are not proxy soliciting materials.

We also make available on our web site at http://www.trex.com and in print to any stockholder who requests them copies of our corporate governance principles, our code of conduct and ethics, and the charters of each standing committee of our board of directors. Requests for copies of these documents should be directed to Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary.

Important Notice Regarding Delivery of Stockholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. The practice of sending only one copy of an annual report to stockholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of Trex Company’s annual report to stockholders and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New Jersey 11717 (telephone number: 1-800-542-1061). In any event, if you did not receive an individual copy of Trex Company’s annual report to stockholders or this proxy statement, and wish to do so, Trex Company will send a copy to you if you address your written request to or call Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary, or call Trex Company at 540-542-6300. If you are receiving multiple copies of the annual report to stockholders and proxy statement, you can request householding by contacting Trex Company in the same manner. Trex Company encourages you to participate in this program. It will reduce the volume of duplicate information received at your household, as well as reduce Trex Company’s expense.

SECURITY OWNERSHIP

The following table presents, as of February 27, 2004, information based upon Trex Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each person known to Trex Company to be the beneficial owner of more than 5% of the common stock;

•	each director and each nominee to the board of directors;

•	each executive officer of Trex Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and

•	all directors and executive officers of Trex Company as a group.

As of February 27, 2004, there were 14,708,608 shares of common stock outstanding.

The information presented below regarding beneficial ownership of Trex Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	877,800	6.0

Roger A. Wittenberg P.O. Box 6622 Incline Village, Nevada 89459	1,374,281	9.3

Anthony J. Cavanna c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	1,785,025	12.1

Robert G. Matheny c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	1,384,777	9.4

Andrew U. Ferrari c/o Trex Company, Inc. 160 Exeter Drive Winchester, Virginia, 22603-8605	1,131,008	7.7

Harold F. Monahan	73,728	*

Paul D. Fletcher	60,842	*

William F. Andrews	18,370	*

William H. Martin, III	17,633	*

A. Catherine Lawler	6,250	*

Patricia B. Robinson	4,483	*

Paul A. Brunner	1,620	*

All directors and executive officers as a group (10 persons)	4,483,736	30.2

*	Less than 1%.

The percentage of beneficial ownership as to any person as of February 27, 2004 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of February 27, 2004 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, Trex Company believes that the beneficial owners of Trex Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The information concerning FMR Corp. is based on a Schedule 13G filed with the SEC on February 17, 2004, in which the reporting person reports that it has sole voting power with respect to 53,700 of the shares shown and shared dispositive power with respect to all of the shares shown.

The shares of common stock shown as beneficially owned by Mr. Wittenberg include 23,181 shares of common stock that Mr. Wittenberg has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Cavanna include 24,073 shares of common stock that Mr. Cavanna has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Matheny include 25,477 shares of common stock that Mr. Matheny has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Ferrari include 45,237 shares of common stock held in trust by the Andrew U. Ferrari Foundation, of which Mr. Ferrari and his spouse are co-trustees, and 23,181 shares of common stock that Mr. Ferrari has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Monahan include 33,728 shares of common stock that Mr. Monahan has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Fletcher include 20,244 shares of common stock that Mr. Fletcher has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Andrews include 6,370 shares of common stock that Mr. Andrews has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Martin include 8,533 shares of common stock that Mr. Martin has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Ms. Lawler include 6,250 shares of common stock that Ms. Lawler has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Ms. Robinson include 4,483 shares of common stock that Ms. Robinson has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Brunner include 1,620 shares of common stock that Mr. Brunner has the right to purchase within 60 days after February 27, 2004 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include 153,959 shares of common stock that may be purchased within 60 days after February 27, 2004 pursuant to the exercise of stock options.

ELECTION OF DIRECTORS

Nominees for Election as Directors

Trex Company’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of stockholders in 2005 and at the annual meeting of stockholders in 2006, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

William F. Andrews, Paul A. Brunner and Andrew U. Ferrari have been nominated for election to the class with a three-year term that will expire at the annual meeting of stockholders in 2007. All three nominees are incumbent directors and have been recommended to be nominated for re-election to the board of directors by the nominating/corporate governance committee and nominated for re-election by the board of directors. Mr. Andrews has served on the board of directors since Trex Company’s initial public offering in April 1999. Mr. Ferrari has served on the board of directors since Trex Company’s formation in September 1998. Mr. Brunner has served on the board of directors since February 2003.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the stockholders of Trex Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since
William F. Andrews	72	1999
Paul A. Brunner	68	2003
Andrew U. Ferrari	57	1998

William F. Andrews has served as Chairman of the Board of Directors of Corrections Corporation of America since August 2000 and as Chairman of the Board of Directors of Katy Industries, Inc., a manufacturer of maintenance and electrical products, since October 2001. He has served as Chairman of the Board of Directors of Allied Aerospace Industries, Inc., a manufacturer of defense and aerospace products since January 2002. Mr. Andrews has been a Principal of Kohlberg & Company, a venture capital firm, since 1994. From 1995 to 2001, Mr. Andrews served as Chairman of the Board of Directors of Scovill Fasteners Inc. Prior to 1995, he served in various positions, including Chairman of the Board of Directors of Northwestern Steel and Wire Company; Chairman of Schrader-Bridgeport International, Inc.; Chairman, President and Chief Executive Officer, with Scovill Manufacturing Co., where he worked for over 28 years; Chairman and Chief Executive Officer of Amdura Corporation; Chairman of Utica Corporation; and Chairman, President and Chief Executive Officer of Singer Sewing Company. Mr. Andrews also serves as a director of Black Box Corporation. Mr. Andrews received a B.S. degree in business administration from the University of Maryland and an M.B.A. degree in marketing from Seton Hall University.

Paul A. Brunner is President and Chief Executive Officer of Spring Capital Inc., a merchant bank, which he founded in 1985. From 1982 to 1985, Mr. Brunner served as President and Chief Executive Officer of U.S. Operations of Asea-Brown Boveri, a multi-national Swiss manufacturer of high technology products. In 1967, he joined Crouse Hinds Company, a manufacturer of electronics and electronic equipment, and through 1982 held various positions with that company, including President and Chief Operating Officer, Executive Vice President of Operations, Vice President of Finance and Treasurer, and Director of Mergers and Acquisitions. From 1959 to 1967, he worked for Coopers & Lybrand, an international accounting firm, as an audit supervisor. Mr. Brunner also serves as a director of Johnson Controls, Inc. Mr. Brunner is a Certified Public Accountant. He received a B.S. degree in accounting from the University of Buenos Aires and an M.B.A. degree in management from Syracuse University.

Andrew U. Ferrari is a marketing and business development consultant. He served as Executive Vice President of Marketing and Business Development of the company from October 2001 through March 2003, and of TREX Company, LLC, which was the company’s wholly-owned subsidiary, from October 2001 through December 2002. He served as Executive Vice President of Sales and Marketing of the company from September 1998 to October 2001 and of TREX Company, LLC from August 1996 to October 2001. From 1989 to 1996, Mr. Ferrari held various positions with Mobil Chemical Company, including Director of Sales and Marketing of the Composite Products Division, New Business Manager, and Marketing Director of the Consumer Products Division. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

Directors Whose Terms Expire in 2005

Name	Age	Director Since
William H. Martin, III	73	1999
Robert G. Matheny	58	1998

William H. Martin, III served as Chairman of the Board of Directors of Martin Industries, Inc., a manufacturer and producer of gas space heaters, gas logs and pre-engineered fireplaces, from 1994 through 2003 and as a director of Martin Industries from 1974 to 1994. From 1987 to 1993, Mr. Martin served as Executive Assistant to the Rector of Trinity Church in New York City. From 1971 to 1987, he served as President and Chief Executive Officer of Martin Industries. Since 1993, Mr. Martin has been managing private investments and serving as a director of Aluma-Form, Inc., a manufacturer of components for electric utilities, and on the boards of several not-for-profit organizations. Mr. Martin is a graduate of Vanderbilt University.

Robert G. Matheny has served as Chairman and Chief Executive Officer of the company since May 2003. He served as President of the company from September 1998 to May 2003, and of TREX Company, LLC until December 31, 2002, from August 1996 through December 2002. From 1970 to August 1996, Mr. Matheny held various positions with Mobil Chemical Company, including General Manager of the Composite Products Division, General Manager of the Chemical Specialties Group, and Vice President of Mobil Chemical Products International. Mr. Matheny received a B.S. degree in industrial engineering and operations research from Virginia Polytechnic Institute.

Directors Whose Terms Expire in 2006

Name	Age	Director Since
Anthony J. Cavanna	64	1998
Patricia B. Robinson	51	2000

Anthony J. Cavanna has served as Executive Vice President and Chief Financial Officer of the company from September 1998 through December 2003, and of TREX Company, LLC from August 1996 through December 2002. From 1962 to August 1996, he held a variety of positions with Mobil Chemical, including Group Vice President, Vice President—Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President—Planning and Supply of the Films Division. Mr. Cavanna received a B.S. degree in chemical engineering from Villanova University and an M.S. degree in chemical engineering from the Polytechnic Institute of Brooklyn.

Patricia B. Robinson has been an independent consultant since 1999. From 1977 to 1998, Ms. Robinson served in a variety of positions with Mead Corporation, a forest products company, including President of Mead School and Office Products, Vice President of Corporate Strategy and Planning, President of Gilbert Paper, Plant Manager of a specialty machinery facility and Product Manager for new packaging product introductions. Ms. Robinson received a B.A. degree in economics from Duke University and an M.B.A. degree from the Darden School at the University of Virginia.

Board of Directors and Committees of the Board of Directors

The board of directors currently consists of seven directors. The board of directors currently has a standing audit committee, a standing compensation committee and a standing nominating/corporate governance committee. The board of directors held six meetings during Trex Company’s 2003 fiscal year. During fiscal 2003, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served. All of the directors attended the annual meeting of stockholders in 2003.

The audit committee, which held five meetings during fiscal 2003, currently consists of Mr. Brunner, who is the Chairman, Mr. Andrews and Mr. Martin. Mr. Brunner was appointed to the audit committee on February 23, 2003 at the time of his appointment to the board of directors. Mr. Martin served as the Chairman of the audit committee until May 8, 2003, at which time Mr. Brunner was appointed as Chairman. Ms. Robinson served as a member of the audit committee until May 8, 2003. The board of directors has determined that each of the members of the audit committee satisfies the independence standards of the New York Stock Exchange. The board of directors also has determined that Mr. Brunner is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Trex Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of Trex Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in Trex Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Trex Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties are set forth in the committee’s charter, which was last amended by the board of directors in February 2004.

The compensation committee, which held four meetings during fiscal 2003, currently consists of Ms. Robinson, who is the Chairman, Mr. Andrews and Mr. Martin. This committee is responsible for establishing the compensation and benefits of Trex Company’s executive officers, monitoring compensation arrangements applicable to management employees for consistency with corporate objectives and stockholders’ interests, and administering Trex Company’s 1999 Stock Option and Incentive Plan.

The nominating/corporate governance committee, which held four meetings during fiscal 2003, currently consists of Mr. Andrews, who is Chairman, Mr. Martin and Ms. Robinson. The committee is responsible for recommending candidates for election to the board of directors and for making recommendations to the board of directors regarding corporate governance matters, including board size and membership qualifications, board committees, corporate organization, selection and succession planning for officers and key executives, programs for training and development of executive-level employees, and stockholder proposals regarding these matters.

Director Nominations Policy

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in our recommended slate of director nominees are selected. The nominations policy is administered by the nominating/corporate governance committee of the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating/corporate governance committee will take into account Trex Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to Trex Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating/corporate governance committee will review such directors’ overall service to Trex Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with Trex Company during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating/corporate governance committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The nominating/corporate governance committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, Trex Company’s advisors, and executive search firms. The committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the nominating/corporate governance committee will consider any written recommendations of director candidates by stockholders received by the Secretary of Trex Company no later than 120 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Trex Company, Inc., 160 Exeter Drive, Winchester, VA 22603-8605, Attention: Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of Trex Company’s director nominations process. The nominating/corporate governance committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as Trex Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating/corporate governance committee may amend the nominations policy at any time, in which case the most current version will be available on our web site at http://www.trex.com.

Trex Company’s bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia, a written notice of the stockholder’s intention to make such a nomination. The stockholder generally is required to furnish the notice no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must include the following information: (1) such information regarding each proposed nominee as would be required to be disclosed under SEC rules and regulations in solicitations of proxies for the election of directors in an election contest or otherwise; (2) the written consent of each proposed nominee to serve as a director of Trex Company; and (3) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the nomination is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to elect the nominee or (B) otherwise solicit proxies for stockholders in support of such nomination. Trex Company may require any proposed nominee to furnish such other information as Trex Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Trex Company.

Communications with the Board of Directors

The board of directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about us directly and confidentially to either the full board of directors or the non-management directors as a group, or to any individual director, at the following address: Trex Company, Inc., 160 Exeter Drive, Winchester, Virginia 22603-8605, Attention: Secretary. A stockholder or other interested party may also call our governance hotline at 1-800-719-4916 and press “2” for the Secretary. An independent third party vendor maintains our governance hotline, and all calls are e-mailed immediately to the Secretary. The Secretary will review and forward all stockholder communications and other communications from interested parties to the intended recipient, except for those communications that are outside the scope of board matters or duplicative of other communications by the applicable person.

Director Compensation

Fees.     Under Trex Company’s Amended and Restated 1999 Incentive Plan for Outside Directors, which is referred to in this proxy statement as the “Outside Director Plan,” for the first two quarters of 2003 directors who are not employees of Trex Company received an annual fee paid in the form of (1) stock options valued at $20,000, based on the Black Scholes valuation model, and (2) $20,000 in cash, stock options, or cash and stock options based on the percentages of these forms of consideration elected by the serving director. In July 2003, the board of directors amended the Outside Director Plan to provide, beginning with the third quarter of 2003, for the payment to outside directors of (1) an annual director fee of (a) stock options to purchase 1,500 shares, and (b) $20,000; and (2) annual committee fees of (a) $10,000 for the audit committee chairman, (b) $5,000 for each audit committee member (other than the chairman), (c) $5,000 for the nominating/corporate governance committee chairman and the compensation committee chairman, and (d) $2,500 for each nominating/corporate governance committee member and compensation committee member (other than the chairmen). The monetary portion of the annual director fee and the annual committee fees are paid in the form of cash, stock options (based on the Black Scholes valuation model), or a combination of cash and stock options, based on the percentages of these forms of consideration elected by the serving director. The stock options for 1,500 shares are granted on the date of the first regularly scheduled board of directors meeting after July 1 each year. The monetary portion of the annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director serves. The table below shows compensation paid to the outside directors for service in 2003.

Name of Director	Options	Cash ($)
William F. Andrews	1,976	26,250
Paul A. Brunner	1,213	16,388
Andrew U. Ferrari	1,577	0
William H. Martin, III	2,359	17,500
Patricia B. Robinson	1,976	23,750
Total Outside Director Compensation	9,101	83,888

The Outside Director Plan is administered by an administrative committee, consisting of Trex Company’s Chief Executive Officer and Trex Company’s Chief Financial Officer.

Stock Option Grants.    Trex Company’s current policy is to grant outside directors options to purchase 1,500 shares of common stock upon their initial appointment to the board of directors. The options are granted under Trex Company’s Amended and Restated 1999 Stock Option and Incentive Plan, which is referred to in this proxy statement as the “Stock Incentive Plan.”

The exercise price per share under each option granted to an outside director upon appointment or in payment of annual director fees and annual committee fees is the fair market value of the common stock on the option grant date. Each such option awarded in 2003 and in subsequent periods vests on the first anniversary of the option grant date. No option is exercisable more than ten years after the option grant date. Upon the termination of a non-employee director’s service for any reason (other than for cause), any options granted to the director under the Stock Incentive Plan will vest, and the director will have the right, at any time within five years after the date of termination of service and prior to termination of the options, to exercise any options held by the director on the service termination date.

Executive Compensation

The following table shows information about the compensation paid to Trex Company’s Chairman and Chief Executive Officer and to each of Trex Company’s other executive officers for fiscal 2001, 2002 and 2003. The officers listed in the table are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

	Annual Compensation (1)			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Robert G. Matheny Chairman and Chief Executive Officer	2003 2002 2001	355,965 268,508 261,795	204,000 313,600 —	— — —		14,458 — 8,285	20,432 49,826 9,425

Harold F. Monahan Executive Vice President And General Manager	2003 2002 2001	285,414 217,232 206,865	107,100 176,099 —	— 950,400 —	(4)	8,119 24,630 846	18,563 40,888 8,412

Paul D. Fletcher Senior Vice President and Chief Financial Officer	2003	226,145	90,000	—		7,261	20,891

A. Catherine Lawler Senior Vice President, Marketing	2003	211,949	70,000	—		25,000	261,709

Anthony J. Cavanna (5) Executive Vice President and Chief Financial Officer	2003 2002 2001	269,275 258,918 252,445	— 259,200 —	— — —		11,950 — 7,989	11,500 48,387 9,425

(1)	In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.
(2)	The options were granted under the Stock Incentive Plan in fiscal 2001, 2002 and 2003.
(3)

The amounts shown in the “All Other Compensation” column consist of the following: (a) for Mr. Matheny, $3,000 in fiscal 2003, $2,750 in fiscal 2002, and $2,625 in fiscal 2001 in matching contributions to Trex

Company’s defined contribution employee profit sharing and 401(k) plan (referred to below as the “401(k) plan”); and $8,000 in fiscal 2003, $6,800 in fiscal 2002, and $6,800 in fiscal 2001 in employer contributions to Trex Company’s defined contribution employee money purchase pension plan (referred to below as the “Money Purchase Plan”); and $9,432 for fiscal 2003 and $40,276 for fiscal 2002 in profit sharing; (b) for Mr. Monahan, $3,000 in fiscal 2003, $2,750 in fiscal 2002 and $1,612 in fiscal 2001 in matching contributions to the 401(k) Plan; and $8,000 in fiscal 2003, $5,554 in fiscal 2002, and $6,800 in fiscal 2001 in employer contributions to the Money Purchase Plan; and $7,563 for fiscal 2003 and $32,584 for fiscal 2002 in profit sharing; (c) for Mr. Fletcher, $3,000 in fiscal 2003 in matching contributions to the 401(k) Plan; $5,562 in fiscal 2003 in employer contributions to the Money Purchase Plan; $6,337 for relocation expenses in fiscal 2003; and $5,992 in profit sharing for fiscal 2003; (d) for Ms. Lawler, $1,870 in fiscal 2003 in matching contributions to the 401(k) Plan; $254,236 for relocation expenses in fiscal 2003; and $5,603 in profit sharing for fiscal 2003; and (e) for Mr. Cavanna, $3,500 in fiscal 2003, $2,750 in fiscal 2002, and $2,625 in fiscal 2001 in matching contributions to the 401(k) Plan; and $8,000 in fiscal 2003, $6,800 in fiscal 2002, and $6,800 in fiscal 2001 in employer contributions to the Money Purchase Plan; and $38,837 in profit sharing for fiscal 2002.

(4)	Represents the dollar value of a restricted stock award made in fiscal 2002 under the Stock Incentive Plan. The value shown is computed by multiplying the closing market price of common stock on the grant date by the number of shares awarded, net of the consideration (equal to the par value of such stock) paid by Mr. Monahan. The value shown does not take into account the diminution in value attributable to the restrictions applicable to the shares of common stock. The restricted stock award vests over a five-year period in approximately three equal installments beginning on the third anniversary of the grant date. Upon the occurrence of certain events described in the Stock Incentive Plan, such as a merger, consolidation or reorganization of Trex Company with one or more other entities in which Trex Company is not the surviving entity or upon a sale of substantially all of the assets of Trex Company to another entity, the unvested portion of the award will become immediately vested in accordance with the terms of the restricted stock agreement and the Stock Incentive Plan. The restricted common stock is entitled to dividends on the same basis as any dividends declared and paid on Trex Company’s unrestricted common stock.
(5)	Mr. Cavanna retired from his position as Executive Vice President and Chief Financial Officer effective as of December 31, 2003.

Stock Option Grants in Fiscal 2003

The following table sets forth information concerning all stock options granted in fiscal 2003 to the named executive officers.

Name	Number of Shares Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date (2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Robert G. Matheny	14,458	11.80	35.95	2/25/13	327,000	828,000
Harold F. Monahan	8,119	6.63	35.95	2/25/13	184,000	465,000
Paul D. Fletcher	7,261	5.93	35.95	2/25/13	164,000	416,000
A. Catherine Lawler	25,000	20.41	36.45	1/20/13	573,000	1,452,000
Anthony J. Cavanna	11,950	9.75	35.95	2/25/13	270,000	685,000

(1)	All options granted to the named executive officers were granted under the Stock Incentive Plan and are exercisable for shares of common stock. Each such option will vest with respect to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant.
(2)	The term of each option may not exceed ten years.
(3)

The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent Trex Company’s estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in Fiscal 2003

None of the named executive officers exercised stock options in fiscal 2003. The following table sets forth information concerning unexercised stock options held at the end of fiscal 2003 by the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Matheny	—	—	15,879	22,504	185,949	129,295
Harold F. Monahan	—	—	25,330	33,265	260,344	402,393
Paul D. Fletcher	—	—	15,464	28,655	308,793	430,154
A. Catherine Lawler	—	—	0	25,000	0	38,250
Anthony J. Cavanna	—	—	15,315	19,719	179,342	120,748

(1)	Represents the difference between the exercise price and the closing price of the common stock on the New York Stock Exchange on December 31, 2003, which was the last trading day in fiscal 2003.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2003 for (1) all compensation plans previously approved by Trex Company’s stockholders and (2) all compensation plans not previously approved by Trex Company’s stockholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

•	the weighted-average exercise price of such outstanding options, warrants and rights; and

•	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	554,492	$26.19	932,184	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	554,492	$26.19	932,184

(1)	Consist of the Stock Incentive Plan, the Outside Director Plan and the Trex Company, Inc. 1999 Employee Stock Purchase Plan.
(2)	Represents 673,102 shares available for future issuance under the Stock Incentive Plan and 259,082 shares available for issuance under the Trex Company, Inc. 1999 Employee Stock Purchase Plan. Shares of common stock issuable under the Outside Director Plan are issued pursuant to the Stock Incentive Plan.

Report of the Compensation Committee

The compensation committee of the Trex Company, Inc. board of directors, which is composed exclusively of independent directors, offers this report regarding its executive compensation policy and compensation program in effect for fiscal 2003 for Trex Company’s chief executive officer and Trex Company’s other executive officers. This report, as well as the performance graph included in this proxy statement are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Trex Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policy.    The overall goal of the committee is to develop compensation policies and practices that support the attainment of Trex Company’s strategic business objectives. The committee uses the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

The committee compares executive compensation levels for the chief executive officer and Trex Company’s other executive officers to the compensation of executives employed by companies considered to be in Trex Company’s peer group, which is a broad group of comparably sized manufacturing companies that includes some of the companies in our peer group reflected in the performance graph included in Trex Company’s proxy statement. The committee also compares Trex Company’s short-term and long-term results to the performance of comparable companies. The structure and benefits of Trex Company’s compensation program are intended to be competitive with other programs for similarly placed employees of other comparably sized manufacturing companies. The committee generally looks to set overall compensation levels above the levels of companies in Trex Company’s peer group, which tends to be approximately midway between the 50th and 75th percentiles of comparably sized manufacturing companies.

Trex Company’s executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards and other equity-based awards. Overall, these programs are intended to link executive compensation to Trex Company’s performance. The committee believes that a substantial portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by Trex Company’s executives and to link executive compensation with increases in stockholder value, the committee’s policy is to provide that a significant portion of total executive compensation will be in the form of performance based stock option grants.

Base Salary.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies in Trex Company’s peer group. Base salaries for executive officers are reviewed annually by the committee based upon, among other things, individual performance and responsibilities.

Annual Cash Bonuses.    Trex Company pays annual cash bonuses to its executive officers based upon the achievement of a net income objective. This objective is established at a level that is intended to assure that, if achieved, the level will represent a significant improvement in stockholder value. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the attainment of between 85% and 120% of a net income objective for the fiscal year. If Trex Company exceeds 120% of the fiscal year objective, the compensation committee may award an additional bonus to its executive officers.

Applying the bonus formula specified for fiscal 2003, the committee approved an annual bonus for the chief executive officer equal to 76.7% of his target annual bonus, and approved annual bonuses for the chief executive officer and other executive officers as a group equal to 72.3% of target annual bonuses.

Long-Term Incentive Compensation.    In determining the amount of stock option awards under the 1999 Stock Option and Incentive Plan, the committee considers each executive’s current performance and anticipated future contributions to Trex Company’s performance, as well as the amount and terms of the options previously granted to the executive by Trex Company. The committee in fiscal 2004 approved the grant of stock options under the 1999 Stock Option and Incentive Plan for 21,111 shares of common stock to the chief executive officer and for a total of 42,521 shares of common stock to the executive officers in the aggregate, including the chief executive officer. The grant of stock options to the chief executive officer and the other executive officers in fiscal 2004 was based on the committee’s assessment of both the past contributions of the executive officers and their anticipated role in increasing stockholder value.

All stock options granted to executive officers in fiscal 2004 were non-qualified stock options with an exercise price that was equal to the fair market value of Trex Company’s common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of stockholder value. To emphasize the long-term incentive provided by these stock options, the options vest in equal increments over a four-year period.

Potential Effect of Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with Trex Company’s overall objectives and executive compensation policy. Compensation attributable to stock options and other awards granted under the 1999 Stock Option and Incentive Plan currently is excluded from the $1 million limit as “qualified performance-based compensation” contained in applicable Treasury regulations. The committee believes that no compensation for fiscal 2003 is at risk of not being fully deductible.

Respectfully submitted,

THE COMPENSATION COMMITTEE

William F. Andrews
William H. Martin, III
Patricia B. Robinson

Compensation Committee Interlocks and Insider Participation

The compensation committee of the board of directors during fiscal 2003 was composed of Patricia B. Robinson, who was the Chairman, William F. Andrews and William H. Martin, III. No member of the compensation committee was an officer or employee of Trex Company or any subsidiary of Trex Company during fiscal 2003. There are no interlock relationships as defined in the applicable SEC rules.

Certain Relationships and Related Transactions

During 2003, Trex Company entered into an agreement with Ferrari Consulting, LLC. Andrew U. Ferrari is the President, and beneficially owns more than 10%, of Ferrari Consulting, LLC. Pursuant to the agreement, Mr. Ferrari will perform consulting services relating to the development of new business opportunities for Trex Company. The agreement was entered into as of March 17, 2003, extended twice in 2003 and, with the current extension, is in effect until June 16, 2004. Trex Company pays Ferrari Consulting, LLC an hourly fee for consulting services and reimburses Ferrari Consulting, LLC for certain expenses incurred in connection with the performance of its services. Approximately $58,000 was paid under the agreement in 2003. Mr. Ferrari currently serves as a director of Trex Company and formerly served as Trex Company’s Executive Vice President of Marketing and Business Development.

Stockholder Return Performance Graph

The following graph and table show the cumulative total stockholder return on Trex Company’s common stock compared to the Russell 2000 Index, a self-constructed peer group index, and the Standard & Poor’s 600 Building Products Index for the periods between April 8, 1999, which was the date the common stock began trading on the New York Stock Exchange, and December 31, 2003, which was the last trading day in fiscal 2003. The peer group index is composed of the following public companies: U.S. Plastic Lumber Corp. and Advanced Environmental Recycling Technologies, Inc., each of which markets non-wood decking alternative products; and Masco Corporation, Elcor Corporation, Restoration Hardware, Inc., American Woodmark Corporation and Ethan Allen Interiors Inc., each of which emphasizes product branding and engages in manufacturing and distribution of products to the building and consumer products industries. The graph assumes $100 was invested on April 8, 1999 in (1) Trex Company common stock, (2) the Russell 2000 Index, (3) the peer group index and (4) the S&P 600 Building Products Index, and assumes reinvestment of dividends and market capitalization weighting as of April 8, 1999 and December 31, 1999, 2000, 2001, 2002 and 2003. In future years, Trex Company intends to substitute the S&P 600 Building Products Index for the peer group index because the companies in the S&P 600 Building Products Index are more comparable to Trex Company in terms of market capitalization and line-of-business.

Comparison of Cumulative Total Return

Among Trex Company, Inc., Russell 2000 Index,

Peer Index, and S&P 600 Building Products Index

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 2)

The audit committee of the board of directors has appointed Ernst & Young LLP as Trex Company’s independent auditors for Trex Company’s fiscal year ending December 31, 2004. The board of directors is submitting the selection of independent auditors for stockholder ratification at the annual meeting.

A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Trex Company’s bylaws do not require that stockholders ratify the appointment of Ernst & Youngas Trex Company’s independent auditors. Trex Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will reconsider whether or not to retain Ernst & Young as Trex Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young is ratified by the stockholders, the audit committee may change the appointment at any time if it determines that a change would be in the best interests of Trex Company and its stockholders.

Approval of Proposal 2

The board of directors recommends that the stockholders of Trex Company vote FOR the ratification of the appointment of Ernst & Young LLP as Trex Company’s independent auditors for the 2004 fiscal year.

INDEPENDENT AUDITORS

Ernst & Young LLP served as Trex Company’s independent auditors for Trex Company’s 2003 and 2002 fiscal years. The following sets forth the aggregate fees billed by Ernst &Young to Trex Company for the fiscal years ended December 31, 2003 and 2002.

	2003	2002
Audit services	$252,500	$219,100
Audit-related services	40,300	147,500
Tax services	73,100	64,500
All other services	97,500	42,600

	$463,400	$473,700

In making its appointment of Ernst & Young as Trex Company’s independent auditors for Trex Company’s fiscal year ending December 31, 2004, the audit committee considered whether Ernst & Young’s provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Audit Fees.    Audit services include services performed by Ernst & Young to comply with generally accepted auditing standards related to the audit and review of Trex Company’s financial statements. The audit fees shown above for the 2003 and 2002 fiscal years were principally for services rendered in connection with Trex Company’s consolidated and statutory audits.

Audit-Related Fees.    Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2003 and 2002 fiscal years were in connection with audits of

Trex Company’s employee benefit plans and accounting advice relating to Trex Company’s joint venture interest in Denplax, S.A. and its Spanish subsidiary, Trex Wood-Polymer Espana, S.L., and, in the 2002 fiscal year, in connection with Ernst & Young’s review of the Trex Company’s implementation of its financial information and cost accounting systems.

Tax Fees.    Tax services include services performed by Ernst & Young’s tax department, except those services related to the audit. The tax fees shown above for the 2003 and 2002 fiscal years relate to preparation of Trex Company’s tax returns and corporate tax consultations.

All Other Fees.    Amounts shown above as “all other fees” for the 2003 and 2002 fiscal years relate to services provided by a foreign law practice affiliated with Ernst & Young in connection with Trex Company’s joint venture interest in Denplax, S.A. and Spanish its subsidiary, Trex Wood-Polymer Espana, S.L.

Pre-Approval Policy

The audit committee pre-approves all audit and permissible non-audit services provided by Trex Company’s independent auditors. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to report periodically to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The audit committee may also pre-approve particular services on an engagement-by-engagement basis.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditors. The audit committee has the authority to delegate pre-approval authority to a subcommittee of the audit committee consisting of one or more of its members.

All services provided to Trex Company by Ernst & Young LLP during 2003 were pre-approved by the audit committee in accordance with this policy.

Report of the Audit Committee

The audit committee reviews Trex Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in Trex Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003 with Trex Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee discussed with the independent auditors the matters required to be discussed by the New York Stock Exchange, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent auditors the auditor’s independence from Trex Company and its management.

In reliance on the review and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in Trex Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted, THE AUDIT COMMITTEE William F. Andrews Paul A. Brunner William H. Martin, III Patricia B. Robinson

Ms. Robinson served on the audit committee until May 8, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trex Company’s directors and executive officers and persons who own more than 10% of a registered class of Trex Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Trex Company. The reporting persons are required by rules of the SEC to furnish Trex Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Trex Company for fiscal 2003 or written representations that no other reports were required, Trex Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2003.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2005

Under SEC rules, in order for stockholder proposals to be included in the proxy statement for Trex Company’s annual meeting of stockholders in 2005, such proposals must be received by the Secretary of Trex Company at Trex Company’s principal office in Winchester, Virginia, no later than November 26, 2004. The submission by a stockholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

In addition, Trex Company’s bylaws require that notice of proposals by stockholders to be brought before any annual or special meeting generally must be delivered to Trex Company no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice under the bylaws must include the following information: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend Trex Company’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (2) as to the stockholder giving the notice and the beneficial owner, if any, of common stock on whose behalf the proposal is made, (a) the name and address of record of such stockholder and the name and address of such beneficial owner, (b) the class and number of shares of Trex Company’s capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of Trex Company’s capital stock entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of Trex Company’s outstanding capital stock required to adopt the proposal or (B) otherwise solicit proxies from stockholders in support of such proposal. The provisions in Trex Company’s bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in Trex Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER MATTERS

The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors, Lynn E. MacDonald Secretary

Dated:  March 26, 2004

					Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.			THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
				FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS			2. To ratify the appointment of Ernst & Young LLP as Trex Company’s independent auditors for 2004 fiscal year.	☐	☐	☐

Nominees:	FOR all nominees listed except as indicated	WITHHOLD AUTHORITY to vote for all nominees
01 William F. Andrews 02 Paul A. Brunner 03 Andrew U. Ferrari	☐	☐

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/twp		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TREX COMPANY, INC.

160 EXETER DRIVE

WINCHESTER, VIRGINIA 22603-8605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TREX COMPANY, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2004 AT 9:00 A.M.

TREX COMPANY, INC.

The undersigned appoints Paul D. Fletcher and Robert G. Matheny, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Trex Company, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2004, and at any adjournment or postponement thereof, as indicated on the reverse side. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é     FOLD AND DETACH HERE    é